UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 30, 2023
Date of Report (Date of earliest event reported)

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11657		36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

14901 South Orange Blossom Trail	Orlando	FL	32837
(Address of principal executive offices)			(Zip Code)

407 826-5050
Registrant's telephone number, including area code
_________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TUP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

Tupperware Brands Corporation (the “Company”) is filing this Current Report on Form 8-K to provide updates on its operations, including: (a) the status of its delayed filing of its Annual Report on Form 10-K for fiscal year 2022 (the “Form 10-K”) and Quarterly Report on Form 10-Q for the quarter ended April 1, 2023 (the “Form 10-Q”); (b) anticipated additional deficiencies under the New York Stock Exchange (“NYSE”) Listed Company Manual (the “NYSE Manual”); and (c) the status of its engagement of financial advisors to further explore strategic alternatives and advise on potential means to improve the Company’s liquidity and capital structure. All items are as described in further detail below.

Item 7.01 Reg FD Disclosure.

2022 Form 10-K and First Quarter 2023 Form 10-Q Filings

The Company currently expects to file with the Securities and Exchange Commission (the “SEC”) its Form 10-K by mid-July 2023, and its Form 10-Q by early September 2023; however, there can be no assurance that either the Form 10-K or Form 10-Q will be filed by such dates. The Company previously disclosed on Current Reports on Form 8-K dated March 16, 2023, April 7, 2023 and May 8, 2023 that it has identified multiple prior period misstatements and material weaknesses in internal control over financial reporting for the periods covered by the Form 10-K, and it is continuing its work to finalize its financial close process, including the restatement of its previously issued financial statements, and the identification, quantification, and remediation of material weaknesses, as applicable. In its Current Report on Form 8-K dated April 7, 2023, the Company also reported its conclusion that there is substantial doubt about its ability to continue as a going concern. The Company is currently forecasting non-compliance with certain of its financial covenants in the first quarter of 2023, which will further limit its ability to borrow under the revolving credit facility. The Company believes that if it is unable to obtain adequate capital resources or further amend its existing credit facilities to provide additional flexibility and/or access to funding under the revolver or otherwise, management anticipates that it will have inadequate liquidity to fund its operations and satisfy its obligations as currently anticipated in the near term, including its principal and interest payment in July 2023, pursuant to its current business plan, which would have a material adverse effect on the Company’s business, financial condition, results of operations, and it may be forced to divest assets, restructure or discontinue its operations entirely.

New York Stock Exchange Listing Standards

The Company reported on a Current Report on Form 8-K dated April 7, 2023 that it had received a notice from the NYSE indicating the Company was not in compliance with Section 802.01E of the NYSE Manual as a result of its failure to timely file the Form 10-K with the SEC. The Company currently anticipates it will receive from the NYSE a deficiency notice for failure to maintain a 30-trading day average market capitalization of $50.0 million, as required by Section 802.01B of the NYSE Manual, and potentially an additional deficiency for failure to maintain a 30-trading day average closing share price of $1.00, as required by Section 802.01C of the NYSE Manual. The Company will file a Current Report on Form 8-K within the required time period following receipt of any such notice of non-compliance with NYSE continued listing criteria.

Moelis & Company LLC; Chief Restructuring Officer

As previously disclosed on its Current Report on Form 8-K dated May 8, 2023, the Company engaged Moelis & Company LLC (“Moelis”) to run a process to explore strategic alternatives, and both Moelis and a Chief Restructuring Officer to advise on potential means to improve the Company’s liquidity and capital structure and other strategic transactions. The process is underway and ongoing; however, there can be no assurance such process or advice will lead to a transaction or improvement in the Company’s liquidity or capital structure.

Forward-Looking Statements

This Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including with respect to the timing of the filing of the Form 10-K and the Form 10-Q, certain non-compliance under the credit facilities, and potential deficiency notices from the NYSE. Such forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: whether the Company will identify additional errors in previously issued financial statements, and other risks identified in the Company’s most recent filing on Form 10-K and other SEC filings, all of which are available on the Company’s website. The Company does not undertake to update its forward-looking statements unless otherwise required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION
(Registrant)

Date:	May 30, 2023	By:	/s/ Karen M. Sheehan
Karen M. Sheehan
Executive Vice President, Chief Legal Officer & Secretary